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                                                                    EXHIBIT 99.3


                                3COM CORPORATION


                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 11, 1997
                      SOLICITED BY THE BOARD OF DIRECTORS



    The undersigned hereby appoints Eric A. Benhamou and Christopher C. Paisley, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote all of the shares of stock of 3Com Corporation, a California corporation ("3Com"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of 3Com (the "3Com Special Meeting") to be held at 3Com's principal executive offices located at 5400 Bayfront Plaza, Santa Clara, California on Wednesday, June 11, 1997, commencing at 9:00 a.m., local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly
described in the Joint Proxy Statement/Prospectus of 3Com dated May   , 1997
(the "Joint Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the 3Com Special Meeting, including any motion to adjourn the 3Com Special Meeting to a later date to permit further solicitation of proxies, or any postponements and adjournments thereof.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE 3COM BOARD OF DIRECTORS.

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1.         To (a) approve and adopt an Amended and Restated Agreement       For      Against    Abstain
           and Plan of Merger, dated as of February 26, 1997 and            / /        / /        / /
           amended as of March 14, 1997 (the "Merger Agreement"), by
           and among 3Com, TR Acquisitions Corporation, a Delaware
           corporation and a wholly- owned subsidiary of 3Com ("Sub"),
           3Com (Delaware) Corporation, a Delaware corporation and a
           wholly-owned subsidiary of 3Com ("3Com Delaware"), and U.S.
           Robotics Corporation, a Delaware corporation ("USR"),
           pursuant to which, among other things (i) Sub will be merged with and into USR, with USR to be the surviving corporation, and USR will become a wholly-owned subsidiary of 3Com or
           3Com Delaware, depending on whether Proposal 3 described
           below is approved (the "Merger"), and (ii) each outstanding share of common stock, par value $0.01 per share, of USR
           will be converted into the right to receive 1.75 shares of common stock, par value $0.01 per share, of 3Com or 3Com
           Delaware ("3Com Common Stock"); and (b) to approve the
           issuance of 3Com Common Stock in the Merger.

2.         To approve and adopt an amendment to 3Com's Articles of          For      Against    Abstain
           Incorporation to increase the number of authorized shares of     / /        / /        / /
           3Com capital stock from 403,000,000 to 1,000,000,000 (the
           "Charter Amendment").
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
3.         To change 3Com's state of incorporation from California to       For      Against    Abstain
           Delaware, and, in furtherance thereof, to approve and adopt      / /        / /        / /
           an Agreement and Plan of Merger and Reincorporation, dated as of March 14, 1997, by and between 3Com and 3Com Delaware
           (the "Reincorporation Agreement"), pursuant to which 3Com
           will be merged with and into 3Com Delaware, with 3Com
           Delaware to be the surviving corporation, and each
           outstanding share of common stock, par value $0.01 per
           share, of 3Com will be converted automatically into one
           share of common stock, par value $0.01 per share, of 3Com
           Delaware.

4.         To transact such other business as may properly come before the 3Com Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the Merger
           Agreement, the issuance of 3Com Common Stock in the Merger, the Charter Amendment or the
           Reincorporation Agreement, or any adjournments or postponements thereof.
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
    MARK HERE                     MARK HERE
   FOR ADDRESS                   IF YOU PLAN
    CHANGE AND         / /        TO ATTEND        / /
   NOTE AT LEFT                  THE MEETING
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                             WHETHER OR NOT YOU PLAN TO ATTEND THE 3COM SPECIAL
                             MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY
                             RETURN THIS PROXY CARD IN THE RETURN ENVELOPE SO
                             THAT YOUR STOCK MAY BE REPRESENTED AT THE 3COM
                             SPECIAL MEETING.

                             PLEASE SIGN HERE. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.
Signature: ___________ Date: __________   Signature: __________ Date: __________